EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Alfacell Corporation (the “Company”) on Form 10-Q for the quarter ended October 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles Muniz, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  December 21, 2009

/s/ Charles Muniz
Name: Charles Muniz
Title: Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of Alfacell Corporation)

A signed original of this written statement required by Section 906 has been provided to Alfacell Corporation and will be retained by Alfacell Corporation and furnished to the Securities and Exchange Commission or its staff upon request.